Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 24, 2006 (included in exhibits to such registration statement), with respect to the financial statements of TRADESTAR SERVICES, INC. as of December 31, 2005 included in its Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Gordon, Hughes & Banks, LLP
Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
November 14, 2006